UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2016

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd, Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2016, we entered into a subscription agreement with certain investors relating to the issuance and sale of an aggregate of 418,172 shares of our common stock at a purchase price of $6.64 per share, which was the closing price of our common stock on October 31, 2016.

The net proceeds to us from the offering is expected to be approximately $2.7 million, after deducting estimated offering expenses.

We intend to use the net proceeds of the offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of its strategic priorities.

The terms of the offering were approved by a committee of our board of directors comprised solely of independent directors, none of whom are investing in the offering. Our board of directors gave that committee the power and authority to direct the process and procedures related to the review and evaluation of possible offerings, including the authority to determine not to proceed with any particular offering, to review, evaluate and negotiate, or designate officers of our company to review, evaluate and negotiate, the terms of one or more offerings, and to authorize and approve one or more offerings and its terms.

The investors in the offering include certain existing stockholders and our chief executive officer, chief financial officer and our senior vice president marketing, Ram Krishnan, Allen Wolff and Dave Miller, respectively, four other employees and the father of Mr. Wolff.

The closing of the sale and issuance of the shares in the offering is expected to take place on or about November 4, 2016, subject to customary closing conditions.

The shares are being offered and sold pursuant to our effective shelf registration statement on Form S-3 (Registration Statement No. 333-193012) filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2013 and declared effective by the SEC on January 9, 2014, and the base prospectus included therein, as supplemented by a prospectus supplement (the “Prospectus Supplement,” and collectively, the “Offering Prospectus”) to be filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the takedown relating to the offering. A copy of the opinion, including the related consent, of Breakwater Law Group, LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1.

The foregoing description of the terms of the subscription agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of subscription agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the subscription agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the subscription agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the subscription agreement is incorporated herein by reference only to provide investors with information regarding the terms of the subscription agreement, and not to provide investors with any other factual information regarding our company or our business, and should be read in conjunction with the disclosures in our periodic reports and other filings with the SEC.

Item 2.02 Results of Operations and Financial Condition.

Based upon preliminary estimates and information available to us as of the date of this report, we expect to report that our stockholders’ equity at September 30, 2016 will be less than $2,000,000 and that as of September 30, 2016 we were in compliance with the minimum adjusted earnings before interest, taxes, depreciation and amortization target and churn rate targets, in each case, as required by the loan and security agreement that governs our debt facility with East West Bank. We have not yet completed our quarter-end financial close process for the quarter ended September 30, 2016 and our financial statements for such quarter have not been audited. The foregoing is not a comprehensive statement of our financial results for the quarter ended September 30, 2016, and our actual results may differ materially from this estimate as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for this period are finalized.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the SEC made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On November 1, 2016, we issued a press release announcing that we had entered into the subscription agreement described in Item 1.01. A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

As previously reported, in November 2015, we received a letter from the NYSE Regulation Inc. stating that we are not in compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide because we reported stockholders’ equity of less than $6 million as of September 30, 2015 and had net losses in five of our most recent fiscal years ended December 31, 2014. In December 2015, we submitted a plan to NYSE Regulation advising of actions we have taken or will take to regain compliance with Section 1003(a)(iii) by May 13, 2017. In January 2016, NYSE Regulation notified us that it has accepted our plan and granted us a plan period that extends through May 13, 2017 to regain compliance with Section 1003(a)(iii).

In April 2016, as previously reported, we received a second letter from NYSE Regulation stating that we are not in compliance with Section 1003(a)(ii) of the Company Guide because we reported stockholders’ equity of less than $4 million as of December 31, 2015 and had net losses in three of our four most recent fiscal years ended December 31, 2015. As a result, we continue to be subject to the procedures and requirements of Section 1009 of the Company Guide. Because this instance of noncompliance is in addition to our noncompliance with Section 1003(a)(iii) of the Company Guide discussed above, we were not required to submit a new compliance plan.

Under Section 1003(a)(i) of the Company Guide, the NYSE MKT will normally consider suspending dealings in, or removing from the list, securities of an issuer which has stockholders’ equity of less than $2 million if such issuer has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years. We had net losses in two of our three most recent fiscal years ended December 31, 2015. Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we expect to report that our stockholders’ equity at September 30, 2016 will be less than $2,000,000, in which case we will become out of compliance with Section 1003(a)(i), as well.

The listing of our common stock on the NYSE MKT is being continued during the plan period pursuant to an extension. The NYSE Regulation staff reviews us periodically for compliance with initiatives outlined in our plan. If we are not in compliance with Sections 1003(a)(iii) and 1003(a)(ii) by May 13, 2017 or if we do not make progress consistent with our plan during the plan period, NYSE Regulation staff will initiate delisting proceedings as appropriate. We have continued to make progress consistent with our plan during the plan period. Raising capital in the offering described in Item 1.01 is consistent with the initiatives outlined in our plan to regain compliance, however, the amount raised in that offering will not increase our stockholders’ equity to the amount required to regain compliance. We are continuing to explore options to address our non-compliance, including by raising additional capital through additional equity financings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index following the signature page of this report.

Forward-Looking Statements

Certain statements in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Subscription Agreement. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Offering Prospectus and the Company’s reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2016

NTN BUZZTIME, INC.

By:	/s/ ALLEN WOLFF
Allen Wolff
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Document

5.1	Opinion of Breakwater Law Group, LLP

10.1	Subscription Agreement between NTN Buzztime, Inc. and the purchaser parties thereto

23.1	Consent of Breakwater Law Group, LLP (included in Exhibit 5.1).

99.1	Press Release dated November 1, 2016.